UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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THE ADVISORY BOARD COMPANY

(Name of Registrant as Specified in its Charter)

OPTUMINSIGHT, INC.

a subsidiary of

UNITEDHEALTH GROUP INCORPORATED

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Important Information

The following communications relate to the proposed acquisition of The Advisory Board Company by OptumInsight, Inc., a Delaware corporation (“Optum”), which is a subsidiary of UnitedHealth Group Incorporated (“UnitedHealth Group”), pursuant to the Agreement and Plan of Merger, dated as of August 28, 2017, by and among The Advisory Board Company, Optum and Apollo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Optum.

On August 29, 2017, Optum distributed (i) a set of frequently asked questions and (ii) a set of key messages and talking points to certain employees of Optum, copies of which are set forth below and filed herewith pursuant to Rule 14a-12.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

UnitedHealth Group and its directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger. Information about UnitedHealth Group’s directors and executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 8, 2017 and on UnitedHealth Group’s website at http://www.unitedhealthgroup.com. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

Frequently Asked Questions:

The Advisory Board Company

Master FAQs

Firm FAQs

SECTION ONE: Strategic Review Outcome

Q: What is happening?

The Advisory Board Company has agreed to sell the health care and education businesses to separate buyers. The health care business will be acquired by Optum, a health services leader that is part of UnitedHealth Group. The education business will be purchased by Vista Equity Partners, a leading investment firm. Further detail on the terms of the transactions can be found in the press release.

Q: Why does it make sense to separate health care and education?

The Advisory Board Company’s board of directors conducted a thorough strategic review process and determined that selling the health care and education businesses to separate buyers would maximize stockholder value.

The health care and education businesses have made great strides together over the past 10 years. That said, the businesses have different characteristics and have evolved to have different needs. The separation of the businesses will allow each to pursue its next chapter with purity of focus.

Q: Who are the buyers?

Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone and helping people live healthier lives. With more than 133,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE:UNH).

Vista Equity Partners is a leading investment firm focusing on software, subscription, data, and technology-enabled businesses. Founded in 2000, Vista is deeply anchored in a best practice philosophy and has an outstanding track record of partnering with the management teams of acquired businesses to drive enhanced growth and impact. Vista has completed more than 250 transactions totaling over $75 billion and currently has approximately 40 portfolio companies.

Q: Why are Optum and Vista Equity Partners interested in acquiring The Advisory Board Company’s health care and education businesses?

The combination of Optum and The Advisory Board Company enhances the core strengths of two of the most innovative companies in health care. Advisory Board’s industry-leading independent research, strategic health care advisory services, and strong capabilities in analytics complement Optum’s core businesses; while Optum’s exceptional data and analytics resources, expertise in delivering large-scale solutions and services, and investment capital will strengthen Advisory Board’s offerings and expand them to serve additional health care markets. Joining forces will allow us to accelerate the value we can deliver for the benefit of all health care stakeholders. By developing more integrated, best practice solutions and a comprehensive health care-focused advisory business, we will be better positioned to help all our members and clients respond to changing market dynamics and improve the health care system for everyone.

Like EAB, Vista is an innovative, high-impact firm that is deeply anchored in a best practice philosophy. They invest in companies like EAB that offer industry-leading solutions to mission-critical problems and have an established customer base, strong recurring revenue, and high customer retention. They were attracted to EAB by the quality of our work, the caliber of our people, our foundation in best practice research, and the deep respect and trust we have earned across the industry. They understand how our highly scalable research, technology, and services platform is delivering demonstrable ROI for our members – and they value the connectedness of these different parts of our business. They are passionate about our business, our mission, and our members, and they deeply believe that EAB is positioned to drive even greater change and impact for education.

Q: Did The Advisory Board Company consider other strategic alternatives?

The Advisory Board Company Board of Directors has a fiduciary duty to maximize shareholder value. In this context, they evaluated a broad range of strategic alternatives. After careful consideration, the Board of Directors determined that the best course of action was to sell the health care and education businesses to separate buyers. The health care business will be acquired by Optum, a health services leader that is part of UnitedHealth Group. The education business will be acquired by Vista Equity Partners, a leading investment firm focusing on software, subscription, data, and technology-enabled businesses.

This was an extensive process that began in February and included engaging external financial and legal experts to support the evaluation. There were many interested parties, a direct reflection of the strength of our organization and the impact that we have on our health care and education members.

Q: Will Robert Musslewhite and David Felsenthal stay with the new organizations following the split of health care and education?

For the next several months, until the close of the transactions, we will operate business as usual, with Robert and David serving in their current capacities. After closing, Robert will continue to lead the Advisory Board in its new capacity within Optum, and David will assume the CEO role over the newly-formed education business.

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SECTION TWO: For transitioning employees

Q. What does this mean for me?

For the next few months, little will change. The transactions are not expected to close until the end of 2017 or in early 2018.

Until then:

•	We will continue to operate as a single, independent, publicly-traded company, The Advisory Board Company.

•	You remain an employee of The Advisory Board Company with your existing benefits and compensation structure.

•	Please continue to do your job as you have been doing, providing great service to our members and colleagues.

•	Every employee has been allocated to either the health care or education business. For most, the assignments are obvious based on your professional focus. For those in roles/departments serving both health care and education, we have made assignments to ensure that the needs of both organizations are met. Information about your future organizational assignment will be communicated soon.

As you can imagine, there are many important decisions still to be made in preparing for the close of these transactions and the separation of the health care and education businesses. We recognize the burden of uncertainty this situation presents and we are committed to providing as much transparency as possible. Optum and Vista place incredible value on our talent and know you will have questions related to your job, benefits, visa status, compensation, incentive payouts, performance reviews, and more. We are not in a position to answer all of your questions now, but below we have provided some key information to help you prepare.

Q: Will I still have a job after the transactions close?

As a talent-based business, our employees have always been the key to our success and a primary differentiator for us as a company. Optum and Vista have demonstrated to us that they recognize the critical role our employees play in establishing and maintaining our leadership position in health care and education. The leadership teams of The Advisory Board Company, Optum, and Vista will be thoughtful about integration and will keep employees informed as we move forward with the transition. Optum and Vista believe, as we do, that these transactions will create strong career opportunities for employees.

Q: If I lose my job as part of these transactions, will I receive a severance package?

Yes. If your position is eliminated and you are not offered another position, you will receive a severance package.

Q: What does this mean for ABCO India employees?

Optum and Vista understand and support the central role ABCO India plays in our business. ABCO India will become a part of Optum when the transactions close and further information will be shared as plans are finalized. Until that time, we will be operating business as usual.

Q: Can an employee in health care still interview for an education position (and vice versa) between now and the close of the transactions?

We will continue to operate as a single, independent company until the transactions close. During that time, we may anticipate some movement between the health care and education businesses through the normal course of business operations. Some consultation may be needed with Optum and Vista about the possibility of certain specific moves to ensure the needs of both organizations are met.

Q: Will I keep my existing email address, phone number, and computer?

Prior to the close of the transactions, there will be no changes to email addresses, phone numbers, and computer assignments outside of standard maintenance and upgrade schedules. Detailed planning will take place between now and close on whether and how to integrate and/or migrate end-user technology platforms. Any changes will be communicated well in advance and employees will be effectively supported through any change.

Q: Will the build out of the new D.C. headquarters continue?

We are continuing to work closely with our real estate team and architects on the build out of the new headquarters at 655 New York Avenue, and we will share more information about our plans over the coming months.

Q: Will health care and education continue to share space in D.C.’s 2445 M Street office and will I have to move my office or cube as a result of this change?

Health care and education will continue to share the 2445 M Street office. After the transactions close, the space will be configured to accommodate two separate and independent companies, requiring some staff to move within the building. We will keep you informed as decisions are made.

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SECTION THREE: Transaction Process and Transition

Q: When do you expect the deal to close?

Close is expected by the end of 2017 or in early 2018.

Q: How are we communicating these changes to our members and partners?

Separate plans are in place for health care and education member communication. Further details will be provided in division-specific communications.

Q: What is the integration plan and how will Optum and Vista communicate throughout the transition?

We are working diligently with the leaders of Optum and Vista to ensure the transition is as effective and seamless as possible. Planning for integration has begun with a small team of employees in both the health care and education businesses. We do not expect integration activities to involve employees more broadly until after the transactions close.

Until then, it is important that we all continue to do our jobs and maintain the same high-level service our members value today. In addition, we remain a single, independent, publicly-traded company; any communication with Optum or Vista before the transactions close will only be through our executive team.

Q: Will we receive communications about progress between now and the close of the transactions?

While we are committed to providing as much transparency as possible, it is important to know there are legal limitations around what we are allowed to share prior to the close of the transactions. We will keep you informed as information and updates are available.

Q: If I receive questions from media, to whom should I direct them?

Please refer all media or investment community inquiries to Robert Borchert at 202-266-6240 or rborchert@advisory.com.

For Optum: Brad Lotterman at brad.lotterman@optum.com or 714-445-0453.

Health Care FAQs

SECTION ONE: What does this mean for the business and our members?

Q: How will Advisory Board members benefit from this partnership?

Optum’s exceptional data and analytics resources, expertise in delivering large-scale solutions and services, and investment capital will strengthen Advisory Board’s offerings. Joining forces will allow us to expand and accelerate the value we can deliver. By developing more integrated, best practice solutions and a comprehensive health care-focused advisory business, we will be better positioned to help all our members respond to changing market dynamics and improve the health care system for everyone.

Q: How will Optum customers benefit from this partnership?

Advisory Board’s industry-leading research, strategic health care advisory services, and strong capabilities in analytics complement Optum’s core businesses. Joining forces will allow us to expand and accelerate the value we can deliver for the benefit of all health care stakeholders. By developing more integrated, best practice solutions and a comprehensive health care-focused advisory business, we will be better positioned to help all our members and clients respond to changing market dynamics and improve the health care system for everyone.

Q: How are we communicating this change to our members and partners?

We have developed a coordinated communication plan for members and partners that includes an outreach from Robert Musslewhite, a notice to all Daily Briefing subscribers, and follow-up communication with individual members. More details will be shared with member-facing staff.

Q: Is there any overlap or redundancies in functions or solutions? Will any business lines, products, or service offerings be closed or discontinued after the transaction closes?

Combining The Advisory Board Company and Optum brings together two companies with complementary strengths and expertise. Advisory Board’s industry-leading independent research, strategic health care advisory services, and strong capabilities in analytics complement Optum’s core businesses; while Optum’s exceptional data and analytics resources, expertise in delivering large-scale solutions and services, and investment capital will strengthen Advisory Board offerings and expand them into new health care markets. While specific integration plans are forthcoming, joining forces will allow us to develop even more integrated, best practice solutions and a comprehensive health care-focused advisory business that is better positioned to help members and clients respond to changing market dynamics and improve the health care system for everyone. For now it’s business as usual as we remain focused on serving the needs of our members and clients.

Q: How will member-specific data and information be protected under Optum?

The Advisory Board Company will continue to safeguard data and information members share with us, as we always have. Optum already has in place strong informational and organizational firewalls that have enabled Optum to earn the trust of and effectively serve clients across all segments of the health care industry. Client information is only used for contractually permitted purposes.

Q: How will Advisory Board research services remain objective once they are part of Optum?

Optum recognizes our unique heritage as a member-based organization and is committed to maintaining the credibility of our research, which will continue to function as it always has — setting agendas based on members’ most pressing priorities and generating insights and best practices without bias, guided only by the right answer.

Q: How will this affect current work with members?

The Advisory Board Company looks forward to supplementing and strengthening our offerings by joining forces with Optum. In the meantime, our work with members will continue business as usual. Members will continue to receive the excellent service they do today.

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SECTION TWO: What does this mean for health care employees specifically?

Q: What is the benefit to employees who are joining Optum?

You are joining a growing company focused on making the health system work better and helping people live healthier lives. By becoming part of a business committed to innovation and modernization, you will have robust opportunities for professional development and career advancement, with the power of a Fortune 6 company in UnitedHealth Group behind you.

Q: What is the Optum culture like?

The Optum culture is built on the foundation of five core values: integrity, compassion, relationships, innovation, and performance. Optum’s values guide employee behavior and are a key part of the organization’s success.

Q: Will my role or manager change as a result of the transaction?

Between now and the day we close, we will operate business as usual. During this period and immediately after closing, we will work with our new partners to establish the best organizational design, roles, responsibilities, and reporting structures to take advantage of our enhanced market opportunity and to continue delivering outstanding service to our members. It is likely that for most people this will mean no immediate change in day-to-day work or reporting relationships post-close. We will communicate more about this as additional information becomes available.

Q: Should I anticipate any changes to my compensation and benefits after the transaction closes?

We are at the beginning of a detailed process of comparing pay structures and benefits programs which is a normal process during transactions like this one. Both Optum and The Advisory Board Company recognize the need to provide competitive pay and benefits if we are to attract, motivate, and retain the talent we need to drive the business forward. More information about pay and benefits will be made available nearer to close.

Q: How will I receive information going forward, including more details about compensation and benefits?

Staff will receive more information and regular updates from Optum throughout the transition period through meetings, education sessions, email, and a special website. In combining two public companies there are some constraints on what can be communicated and when, but our goal is to keep you informed during the period between announcement and close, as well as post-close.

Q: Does Optum sponsor work visas and if I am currently on a visa, what can I expect?

Optum leverages a wide range of talent sources, including providing sponsorship for work visas for individuals with critical skills. If you are currently on a work visa or going through the visa process, this information will be made available to Optum so that you can be appropriately supported.

Q: Will flexible work schedules still be honored?

Optum offers flexible work arrangements, including flexible hours (flextime), part-time work, telecommuting, and compressed work week. Depending on business and member needs, managers may support the use of flexible work arrangements by employees.

Q: Is my non-compete still in effect?

Yes. Your non-compete agreement remains in effect. Should you leave the organization or receive an offer from a competitor, we would advise that you communicate with us as early in the process as possible to ensure that you are not in violation of your agreement. Our legal department is well prepared to support you in that inquiry.

Q: After the transaction closes, will my work location change or will I be asked to relocate to maintain my job?

No. There are no plans to change employees’ work locations.

Q: What can I do with the shares of ABCO stock that I own?

Employees are allowed to buy and sell ABCO stock during defined trading windows, but it is important for you to remember the parameters surrounding insider trading and your potential knowledge of material, non-public information. Please contact Evan Farber, Chief Legal Officer, if you have any questions and you should email stockplanadmin@advisory.com for permission before any purchase or sale of ABCO stock.

Q: Should I begin using Optum branding in my email signature or other communications including my LinkedIn (or any social media) profile to say I am an Optum employee?

No. You remain an employee of The Advisory Board Company until the transaction closes. At that time, further information and instructions will be provided to guide you in making updates to your social media profile(s). For now, continue to use your current email signature.

Q: What is not changing?

During the period between announcement of the deal and deal closure very little will change. We need you to continue to do what you do best – serving our members with passion and insight. At and after close, while becoming employees of Optum will bring a variety of changes, our commitment to you, your development, and enabling you to do your best work for members remains unchanged.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers, and UnitedHealth Group and its directors and executive officers, are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Information about UnitedHealth Group’s directors and executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 8, 2017 and on UnitedHealth Group’s website at http://www.unitedhealthgroup.com.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

Key Messages and Talking Points:

What’s Happening

•	The Advisory Board Company has agreed to sell the health care and education businesses to separate buyers. The health care business will be acquired by Optum, a health services leader that is part of UnitedHealth Group.

•	The education business will be purchased by Vista Equity Partners, a leading investment equity firm. Further detail on the terms of the transactions can be found in the press release.

•	Optum intends to preserve the objectivity and impact of The Advisory Board Company’s research for its members, while integrating the best of The Advisory Board Company’s and Optum’s consulting and technology capabilities to enhance its impact for members and clients.

Key Messages and Talking Points

•	Combining The Advisory Board Company’s health care business and Optum’s capabilities will deliver even more innovative products and services that help make the health system work better for everyone.

•	The Advisory Board Company and Optum share a commitment to providing their members and customers with actionable insights based on data and analytics.

•	The Advisory Board Company’s industry-leading independent research, strategic health care advisory services and strong capabilities in analytics complement Optum’s core businesses; while Optum’s exceptional data and analytics resources, expertise in delivering large-scale solutions and services, and investment capital will strengthen The Advisory Board Company’s health care offerings and expand its offerings into new health care markets.

•	Joining forces will allow us to develop even more integrated, best practice solutions and a comprehensive health care-focused advisory business better positioned to help members and clients respond to changing market dynamics and improve the health care system for everyone.

•	The combined consulting capabilities of The Advisory Board Company and Optum will enhance our ability to support members and customers from both companies.

•	The Advisory Board Company’s research will continue to be credible and objective, focused on the needs of its members.

•	Optum recognizes the unique heritage of The Advisory Board Company as a member-based organization and the importance of maintaining the credibility and objectivity of its research.

•	Optum has effectively served and earned the trust of clients across the health care industry, including health plans that compete with UnitedHealthcare.

•	Optum and UnitedHealthcare are separate, distinct businesses that share a parent company.

•	Optum works with 300 health plans and four out of every five U.S. hospitals in various aspects of its business.

•	Optum’s business model depends on its ability to operate independently and to protect clients’ proprietary information and confidentiality.

•	Client information is only used for contractually permitted purposes.

•	The combination will create an even more attractive place to work for current and future employees, with expanded career opportunities across UnitedHealth Group.

•	The Advisory Board Company’s employees will be joining a company focused on a shared mission with similar culture and values.

•	By becoming part of a complementary, growing business committed to innovation and modernization, The Advisory Board Company’s employees will have robust opportunities for professional development and career advancement.

•	Optum’s mission to help people live healthier lives and help make the health system work better for everyone aligns with The Advisory Board Company’s mission to make health care better. Ultimately, everything Optum does is focused on helping clients solve their biggest problems, navigate change and achieve their goals.

•	Optum believes that achieving this mission requires not only unique capabilities, expertise and the drive to make a difference, but also a culture that helps us build lasting relationships and do our best work for each other and the people we serve. It’s not just what we do, but also how we do it that matters.

•	Our culture is built on the foundation of our five core values: integrity, compassion, relationships, innovation and performance. Every day, we have new opportunities to bring these values to life — in the choices we make, the actions we take and the way we interact with each other and the people we serve. Our values guide our behavior and are a measure of our success.

•	Optum is a dynamic, growing company that serves all parts of the health care system. We are committed to helping everyone we serve tap our uniquely broad and deep capabilities and put them into action — through the expertise, dedication and commitment of our 133,000 Optum team members around the world.

•	Optum has a strong track record of growth and job creation – providing ongoing opportunities for career progression and development. While many aspects of the integration are yet to be determined, we need your industry-leading expertise and experience more than ever as the health care industry continues its rapid pace of change and we strive to improve the experience for our customers and the people they serve.

Additional Background Information

About The Advisory Board Company

•	The Advisory Board Company provides best-practices research, technology and consulting services to improve the performance of health care and higher education institutions. It has 3,800 employees and 2016 revenues of $803 million.

•	The Advisory Board Company serves hospitals and health systems, medical groups, biopharmaceutical, medical device and other service provider companies.

About Optum

•	Optum is a leading health services company with 133,000 employees worldwide and 2016 revenues of $84 billion that serves the health care needs of payers, providers, government agencies, life sciences companies and consumers.

•	Optum works with more than 300 health plans, four out of every five U.S. hospitals, government agencies in 34 states and Washington D.C., and a network of more than 67,000 pharmacies.

•	Optum is part of UnitedHealth Group, a Fortune 6 company whose mission is to help people live healthier lives and help make the health system work better for everyone.

•	Optum helps power modern health for all health care stakeholders through five core capabilities that meet the needs of the health system and the people who depend on it, delivering better experiences, quality outcomes, reduced costs and improved physician satisfaction. These five core capabilities are: data and analytics, pharmacy care services, population health management, health care delivery and health care operations.

•	At the center are data and analytics, which underpin everything Optum does by bringing predictive insight to help customers and partners take measurable action.

•	Optum’s unmatched data resources include nearly 180 million lives of claims data and 97 million lives of clinical data. This includes 5 billion medical procedures, 11 billion lab results and 4 billion diagnoses.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers, and UnitedHealth Group and its directors and executive officers, are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Information about UnitedHealth Group’s directors and executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 8, 2017 and on UnitedHealth Group’s website at http://www.unitedhealthgroup.com.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.